Exhibit 99.2

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL INFORMATION AS OF SEPTEMBER 30, 2005

Table of Contents

Overview

Operating Properties

Property Under Construction and Construction in Progress

Redevelopment and Expansion Activity

Predevelopment

Supplemental Financial Data

Consolidated Joint Ventures Combined Net Income and Funds From Operations

Unconsolidated Joint Ventures Combined Net Income and Funds From Operations

Combined Portfolio Net Operating Income

Lease Expiration Schedules

Rental Rates and Average Rents

In-line Store Sales

Outstanding Debt – Consolidated

Outstanding Debt - Unconsolidated Joint Ventures

Capital Expenditures for Operating Properties

Key Financial Ratios

Attachment 1: Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OVERVIEW

The Company

This Supplemental Information package includes information with respect to both The Mills Corporation, or TMC, and The Mills Limited Partnership, or Mills LP, of which TMC is the sole general partner and in which TMC owned a 1.0% general partner interest and an 86.2% limited partner interest as of September 30, 2005.  TMC conducts all of its business and owns all of its properties through Mills LP and Mills LP’s various subsidiaries. As the general partner of Mills LP, TMC has the exclusive power to manage the business of Mills LP, subject to certain limited exceptions.  The supplemental information provided in this Exhibit 99.2 represents our consolidated financial and operational information as of and for the periods ended September 30, 2005.

Except as otherwise required by the context, together TMC and Mills LP are referred to as “Mills,” “we,” “us” and “our.”

Our primary focus is our portfolio of 42 retail and entertainment-oriented centers comprised of 18 super-regional “Mills Landmark Centers,” 22 regional “21st Century Retail and Entertainment Centers” and two “International Retail and Entertainment Centers.”  Other portfolio holdings include three “Community Centers”; 19 single tenant properties; and other related commercial development.

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

Our press release and this Supplemental Information package present certain non-GAAP financial measures we believe are useful to our investors and management. Such measures include:

•              Funds From Operations (“FFO”);

•              Adjusted Funds From Operations (“AFFO”);

•              Net Operating Income (“NOI”); and

•              Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).

Income from continuing operations is considered by management to be the most directly comparable GAAP measure for FFO, AFFO and EBITDA. Operating income, a component of income from continuing operations, is considered the most comparable GAAP measure for NOI. Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms,” includes definitions and reconciliations of each of these measures and further explains why we believe such measures are useful.

Accounting for Joint Ventures

Joint venture interests are accounted for under the equity method while the venture is unconsolidated. Consolidation occurs when we gain unilateral control of the entity through the acquisition of additional partnership interests or when the entity becomes a variable interest entity for which we are the primary beneficiary.

Equity in the income or loss of joint ventures is recorded on the equity method of accounting. We allocate income to equity participants based on the terms of the respective partnership agreements upon an assumed liquidation of the joint venture at its depreciated book value as of the end of the reporting period. Partner distributions are defined by the individual joint venture agreements. Generally, net ordinary cash flow is distributed to each partner first to pay preferences on unreturned capital balances, including cumulative unpaid preferences, and thereafter in accordance with specified residual sharing percentages. Cash flow from capital events, including refinancing and asset sales, is generally allocated to partners in an amount equal first to their cumulative, unpaid preferences, then their unreturned capital account and thereafter in accordance with residual sharing percentages.

Basis differences in our investments in joint ventures primarily result from: the acquisition of partnership interests which are not reflected at the joint venture level; capitalized interest on the investment balance; and capitalized development and leasing costs recovered by us through fees earned during project development and construction. Basis differences are amortized over the weighted average lives of the assets in the ventures which are estimated to be 25 to 29 years.

Foreign Currency Exchange Gains and Losses

Our investments in and advances to non-U.S. properties and projects are denominated in local currencies and re-measured in U.S. dollars for financial reporting purposes.  The resulting foreign exchange gain or loss is charged to income. Losses are incurred when the U.S. dollar strengthens relative to the local currencies while gains are realized when the local currencies strengthen against the U.S. dollar.

Restatement

As more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, our unaudited quarterly results for the first three quarters of 2004 were restated to correct our accounting treatment of various items to conform to GAAP and our adoption of FIN 46. Amounts presented for the three and nine months ended September 30, 2004 have been restated accordingly.

Cautionary Statement

Various information contained in this Supplemental Information package may constitute “forward-looking statements” for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Such forward-looking statements include, among others, statements regarding development and construction costs, lease expirations and extension of loan maturity dates.

Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “would be,” or “continue” or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•                                          the general international, national and local economic climates;

•                                          the supply and demand for retail properties;

•                                          interest rate levels and fluctuations in the exchange rates between the U.S. dollar and the currencies of the countries where we have investments;

•                                          the availability to us of financing for our development projects or acquisition activities;

•                                          risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule or on budget, that we may not be able to lease available space to tenants at favorable rental rates, that tenants may not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated;

•                                          risks associated with predevelopment projects including that the projects may never be developed; and

•                                          those risks described in the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2004.

We undertake no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

OPERATING PROPERTIES

Gross leasable area (“GLA”) and certain other information pertaining to properties that we own or have an interest in are set forth below.  Anchor stores are defined as spaces of at least 20,000 square feet.  The number of anchor stores indicates those that are open and occupied as of September 30, 2005. GLA is stated in thousands of square feet and includes space under redevelopment.  Tenant owned GLA is included with anchor stores.

		Year Opened or	Gross Leasable Area (“GLA”)				# of Anchor	Tenant Owned
	Service Area	Purchased	Total		Anchor	In-line	Stores	GLA
Mills Landmark Centers:
Arizona Mills (u)	Phoenix, AZ	1997	1,234		690	544	16	—
Arundel Mills (c)	Baltimore, MD	2000	1,239		725	514	15	—
Cincinnati Mills (w)	Cincinnati, OH	2004	1,456		1,021	435	14	—
Colorado Mills (c)	Denver, CO	2002	1,100		535	565	10	181
Concord Mills (c)	Charlotte, NC	1999	1,303		757	546	17	—
Discover Mills (c)	Atlanta, GA	2001	1,184		669	515	12	—
Franklin Mills (w)	Philadelphia, PA	1989	1,726		1,139	587	18	210
Grapevine Mills (c)	Dallas/Fort Worth, TX	1997	1,615		1,095	520	21	—
Great Mall of the Bay Area (c)	Silicon Valley, CA	2003	1,281		659	622	12	—
Gurnee Mills (w)	Chicago, IL	1991	1,827		1,211	616	17	251
Katy Mills (c)	Houston, TX	1999	1,218		658	560	14	—
Ontario Mills (u)	Los Angeles, CA	1996	1,500		955	545	22	125
Opry Mills (c)	Nashville, TN	2000	1,150		625	525	17	—
Pittsburgh Mills (c)	Pittsburgh, PA	2005	1,060		657	403	9	—
Potomac Mills (w)	Washington, DC	1985	1,601		969	632	19	80
St. Louis Mills (c)	St. Louis, MO	2003	1,085		580	505	13	—
Sawgrass Mills (w)	Fort Lauderdale, FL	1990	2,171		1,363	808	23	282
Vaughan Mills (u)	Toronto, Canada	2004	1,114		604	510	13	—
			24,864		14,912	9,952	282	1,129
21st Century Retail and Entertainment Centers:
The Block at Orange (c)	Los Angeles, CA	1998	703		423	280	11	—
Briarwood Mall (u)	Ann Arbor, MI	2004	973		651	322	6	608
Broward Mall (w)	Fort Lauderdale, FL	2003	992		717	275	4	717
Columbus City Center (u)	Columbus, OH	2004	1,066		710	356	2	494
Del Amo Fashion Center (u)	Los Angeles, CA	2003	2,095	(1)	1,389	706	11	785
Dover Mall (w)	Wilmington, DE	2003	887		647	240	6	443
The Esplanade (w)	New Orleans, LA	2003	901		544	357	3	498
The Falls (u)	Miami, FL	2004	802		495	307	3	455
Galleria at White Plains (w)	White Plains, NY	2003	878		582	296	3	329
Gwinnett Place (u)	Atlanta, GA	2003	1,278		844	434	5	720
Hilltop Mall (u)	W. Contra Costa Cnty, CA	2004	1,072		738	334	4	518
Lakeforest Mall (u)	Gaithersburg, MD	2004	1,059		670	389	5	650
Marley Station (u)	Glen Burnie, MD	2004	1,066		730	336	6	524
Meadowood Mall (u)	Reno, NV	2004	887		610	277	5	571
Northpark Mall (w)	Jackson, MS	2003	960		647	313	4	647
The Shops at Riverside Square (w)	Hackensack, NJ	2002	672		457	215	3	293
Southdale Center (w)	Minneapolis/St. Paul, MN	2005	1,333		897	436	4	674
Southridge Mall (w)	Milwaukee, WI	2005	1,226		896	330	6	695
Stoneridge Mall (u)	Pleasanton, CA	2004	1,285		841	444	5	842
Town Center at Cobb (u)	Atlanta, GA	2003	1,274		851	423	5	723
Tuttle Crossing (u)	Columbus, OH	2004	1,112		793	319	6	746
Westland Mall (w)	Miami, FL	2004	818		604	214	3	604
			23,339		15,736	7,603	110	12,536

		Year Opened or	Gross Leasable Area (“GLA”)			# of Anchor	Tenant Owned
	Service Area	Purchased	Total	Anchor	In-line	Stores	GLA

International Retail and Entertainment Centers:
Madrid Xanadú (w)	Madrid, Spain	2003	1,393	970	423	13	376
St. Enoch Centre (u)	Glasgow, Scotland	2005	731	293	438	5	351
			2,124	1,263	861	18	727

Community Centers:
Arundel Marketplace (c)	Baltimore, MD	2003	101	77	24	3	—
Concord Marketplace (w)	Charlotte, NC	2001	246	217	29	2	21	(2)
Liberty Plaza (w)	Philadelphia, PA	1994	372	319	53	4	14	(2)
			719	613	106	9	35

Portfolio Totals			51,046	32,524	18,522	419	14,427

(c)           Consolidated joint venture properties.

(u)           Unconsolidated joint venture properties.

(w)          Wholly owned properties.

(1)           Excludes redevelopment and 113,000 square feet of office space.

(2)           Included with in-line GLA.

PROPERTY UNDER CONSTRUCTION

September 30, 2005

(Unaudited, GLA and dollars in millions)

The following table outlines the current status of our Meadowlands Xanadu project. The data presented is subject to adjustment and/or revision as circumstances change, plans are refined and/or project scopes are revised. Further adjustments may result from uncertainties inherent in the development and construction processes, some of which may not be under our direct control. There are significant risks associated with these activities and while we have policies in place designed to limit such risks, we cannot assure you that the project will ultimately be completed, either on schedule or on budget; that it will have any particular level of operational success or ultimate value; or that we will be successful in obtaining whatever third party debt and/or equity funding that may be necessary to complete the project.

	Anticipated Opening Date	Approx. GLA	Estimated Net Project Cost		Required Equity from Mills		Mills Funding to Date		Anchor Store Tenant Commitments	Percentage Executed Leases
Meadowlands Xanadu East Rutherford, NJ	Fall 2007	2.2	$1,195	(1)	$—	(2)	$165	(2)	13	—

(1)   Estimated net project costs exclude the ground lease.  A total of $726.2 million will be due over the 75 year lease term, including $160.0 million paid through September 30, 2005. There are no additional significant ground lease payments due until year 16 of the lease. Ground lease amortization is capitalized during construction and expensed after the project opens over the life of the lease. The current budget of $1,195 million for the entertainment/retail component includes revenue generating costs relating to parking decks and utility systems of approximately $155 million. Other revenue enhancing scope changes are under study and testing and may be added to the project scope at a later date including sponsorship of a snow dome and ferris wheel.  The budget also includes final state and federal permit and approval costs, costs relating to adjustments of the project schedule to the Fall 2007 opening and the cost of the Empire tract (the Empire tract was contributed to the State for conservation as part of the consideration for the Meadowlands Xanadu site).

(2)   We expect to finance up to 60% to 70% of the project costs through traditional construction loan financing and, potentially, other project specific financing.  The balance of the project costs will be financed through equity.  Upon completion, we anticipate that the total equity required could be up to $600 million, if revenue enhancing scope changes are added to the project.  Mills’ partners have funded $375 million as of September 30, 2005 and are expected to fund another $10 million to $60 million.  Mills’ final equity requirements are anticipated to be in the range of $100 million to $200 million.  Mills interim funding obligations may exceed the range temporarily depending on the timing of the third party financing. As of September 30, 2005, Mills had funded $165 million and includes, among other things, amounts advanced to the project which are expected to be repaid.

CONSTRUCTION IN PROGRESS

September 30, 2005

(Unaudited, in millions)

The following summarizes construction in progress, including tenant improvements and projects under predevelopment, construction, development and redevelopment.  “Gross” is the total amount of construction in progress while “Proportionate Share” excludes venture partners’ interests based on equity in earnings percentages for operating properties and capital contribution percentages for development projects.

	Gross	Proportionate Share
Wholly owned properties	$407.9	$407.9
Joint venture operating properties*	284.1	131.6
Joint venture development projects*	418.9	165.9
	$1,110.9	$705.4

* Includes both consolidated and unconsolidated joint ventures.

REDEVELOPMENT AND EXPANSION ACTIVITY

September 30, 2005

(Unaudited, dollars in millions)

The following table outlines the current status of redevelopment and expansion projects at certain of our properties. The data presented is subject to adjustment and/or revision as circumstances change, plans are refined and/or project scopes are revised. Further adjustments may result from uncertainties inherent in the development and construction processes, some of which may not be under our direct control. There are significant risks associated with these activities and while we have policies in place designed to limit such risks, we cannot assure you that the projects will ultimately be completed, either on schedule or on budget; that they will have any particular level of operational success or ultimate value; or that we will be successful in obtaining whatever third party debt and/or equity funding that may be necessary to complete the project.

Property/Location	Description	Estimated Net Costs	Mills’ Capital Contribution(1)	Anticipated Opening
Colonnade Fort Lauderdale, FL	Designer outlet center and restaurants adjacent to Sawgrass Mills	$40	100%	2005
Great Mall of the Bay Area Silicon Valley, CA	Anchor expansions and mall renovation	24	49%	2005
Southridge Mall Milwaukee, WI	Re-tenant vacant department store with big box retailers	15	100%	2005
Potomac Mills Washington, DC	Mall renovation and anchor addition	32	100%	2005/2006
Del Amo - Phase I Los Angeles, CA	Lifestyle wing, cinema and food court on the site of the former Montgomery Ward wing	179	50%	2006
Hilltop Mall W. Contra Costa County, CA	Anchor addition	3	50%	2006
Meadowood Mall Reno, NV	Signature restaurant additions	20	50%	2006
The Falls Miami, FL	Gourmet market, large format book store and free standing restaurant	10	50%	2006/2007
Madrid Xanadú Madrid, Spain	Power center adjacent to the existing center	25	100%	2006/2007
The Shops at Riverside Square Hackensack, NJ	Relocate portion of anchor tenant, convert recaptured space to in-line retail; build expansion and parking deck	114	100%	2006/2007
Broward Mall Fort Lauderdale, FL	Cinema, lifestyle retail, restaurants and deck parking	50	100%	2007
The Esplanade New Orleans, LA	Cinema and restaurant additions	12	100%	2007
St. Enoch Centre - Phase 1(2) Glasgow, Scotland	Phased renovation, redevelopment and expansion of existing shopping center	97	50%	2007/2008
Del Amo - Phase II Los Angeles, CA	Extend fashion court and add fashion department store	89	50%	2008
Stoneridge Mall Pleasanton, CA	New Nordstrom store, cinema, lifestyle retail, restaurants and deck parking	108	50%	2008

(1) May be funded by either debt or equity.

(2) Phase 2 will include a larger expansion of the center.

Redevelopment or expansion plans are also being evaluated for Southdale Center (Minneapolis/St. Paul, MN), Galleria at White Plains (White Plains, NY), Dover Mall (Wilmington, DE) and Northpark Mall (Jackson, MS). Numerous plans are being considered and so we are not currently able to provide an estimate of the associated costs.

PREDEVELOPMENT

September 30, 2005

(Unaudited, dollars in millions)

The following table outlines the current status of certain of our predevelopment projects. The data presented is subject to adjustment and/or revision as circumstances change, plans are refined and/or project scopes are revised. Further adjustments may result from uncertainties inherent in the development and construction processes, some of which may not be under our direct control. There are significant risks associated with these activities and while we have policies in place designed to limit such risks, we cannot assure you that the projects will ultimately be constructed or completed, either on schedule or on budget; that they will have any particular level of operational success or ultimate value; or that we will be successful in obtaining whatever third party debt and/or equity funding that may be necessary to complete the project.

Property/Location	Estimated Net Costs		Mills’ Capital Contribution(1)	Anticipated Opening

108 N. State Street - Chicago, IL	$295	(2)	100%	2007

Potomac Town Center - Washington, DC	131		50%	2007

Mercati Generali - Rome, Italy	345		75%	2008

The Piers - San Francisco, CA	164		100%	2008

(1)   May be funded by either debt or equity.

(2)   Includes an office component that we had been considering selling to a third party.

Development opportunities are also being pursued in Barcelona, Spain; Calgary, Canada; Minneapolis, MN; Montreal, Canada; Ravenscraig (suburban Glasgow), Scotland; Rome, Italy; San Diego, CA; San Francisco, CA; Segrate (suburban Milan), Italy; Tewksbury, MA; Valencia, Spain; Vallejo, CA; Vancouver, Canada ; and Yonkers, NY.

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in millions, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:
Minimum rent	$118.2	$119.4	$342.8	$294.1
Percentage rent	1.3	1.5	2.5	3.2
Recoveries from tenants	55.6	52.6	162.4	137.7
Other property revenue	10.4	9.9	28.5	28.2
Management fees	2.6	0.6	9.3	5.0
Other fee income	0.7	1.3	4.1	2.4
Total operating revenues	188.8	185.3	549.6	470.6
Expenses:
Recoverable from tenants	58.0	50.8	163.1	129.3
Other operating expenses	14.9	8.0	28.8	17.7
General and administrative	13.9	8.9	38.7	26.1
Cost of fee income	5.7	3.1	16.3	19.7
Depreciation and amortization	64.7	55.3	178.9	137.1
Total operating expenses	157.2	126.1	425.8	329.9
Operating income	31.6	59.2	123.8	140.7
Other income (expense):
Interest expense, net	(50.9)	(41.1)	(142.1)	(105.8)
Equity in (loss) earnings of unconsolidated joint ventures	(2.1)	(0.1)	(2.2)	4.6
Minority interest in consolidated joint ventures:
Minority interest in losses (earnings) earnings	6.3	(1.8)	(5.3)	(4.2)
Attribution to Mills of the elimination of interest and fees*	7.7	13.1	29.3	39.1
Foreign currency exchange (losses) gains	(0.2)	4.9	(26.9)	(2.5)
Abandoned project costs	(9.7)	(3.2)	(11.0)	(5.2)
Other, net	(2.7)	2.8	22.4	8.4
(Loss) income before gains on sales of joint venture interests and minority interest in Mills LP	(20.0)	33.8	(12.0)	75.1
Gains on sales of joint venture interests	—	39.6	—	84.0
(Loss) income from continuing operations	(20.0)	73.4	(12.0)	159.1
Cumulative effect of FIN 46 adoption	—	—	—	51.4
Mills LP net (loss) income	(20.0)	73.4	(12.0)	210.5
Minority interest in Mills LP:
Continuing operations, including Series D preferred unit distributions	4.9	(11.1)	7.8	(23.3)
Cumulative effect of FIN 46 adoption	—	—	—	(9.3)
TMC net (loss) income	(15.1)	62.3	(4.2)	177.9
Preferred stock dividends	(18.9)	(11.3)	(50.5)	(29.4)
(Loss) income available to TMC common stockholders	(34.0)	51.0	(54.7)	148.5
Minority interest reflected as common equity in Mills LP	(5.1)	10.8	(8.5)	31.9
(Loss) income available to Mills LP common unit holders	$(39.1)	$61.8	$(63.2)	$180.4
(Loss) Earnings per Common Share and Unit - Diluted:
Continuing operations	$(0.61)	$0.95	$(0.98)	$1.99
Cumulative effect of FIN 46 adoption	—	—	—	0.79
(Loss) earnings per common share and unit	$(0.61)	$0.95	$(0.98)	$2.78
Shares and Units Outstanding (in thousands) for computation of (loss) earnings per share and unit - diluted:
Weighted average common shares	56,226	55,120	55,813	53,458
Weighted average common units	64,678	65,150	64,511	64,729

* Includes management and other operating fees of $1.1 million, $1.4 million, $3.1 million and $2.8 million for the three and nine months ended September 30, 2005 and 2004, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Mills LP Funds From Operations (“FFO”):
Mills LP (loss) income from continuing operations	$(20.0)	$73.4	$(12.0)	$159.1
Add (deduct) consolidated items:
Depreciation and amortization*	67.6	55.7	188.5	138.2
Foreign currency exchange losses (gains)	0.2	(4.9)	26.9	2.5
Gains on sales of joint venture interests	—	(39.6)	—	(84.0)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(13.5)	(12.8)	(37.4)	(29.0)
Add our share of depreciation and amortization from unconsolidated joint ventures	14.3	3.3	41.0	25.0
FFO	48.6	75.1	207.0	211.8
Less preferred unit distributions	(19.1)	(11.6)	(51.2)	(30.1)
FFO available to Mills LP common unit holders	$29.5	$63.5	$155.8	$181.7

Mills LP FFO per Common Unit (Diluted):
Mills LP (loss) income from continuing operations	$(0.30)	$1.14	$(0.19)	$2.47
Add (deduct) consolidated items:
Depreciation and amortization	1.03	0.85	2.88	2.13
Foreign currency exchange losses (gains)	—	(0.08)	0.41	0.04
Gains on sales of joint venture interests	—	(0.61)	—	(1.30)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(0.21)	(0.20)	(0.57)	(0.45)
Add our share of depreciation and amortization from unconsolidated joint ventures	0.22	0.05	0.63	0.39
Less preferred unit distributions	(0.29)	(0.18)	(0.78)	(0.47)
Mills LP FFO per common unit (diluted)	$0.45	$0.97	$2.38	$2.81

Weighted average units outstanding (in thousands) for computation of Mills LP FFO per common unit (diluted)	65,561	65,150	65,338	64,729

*    Includes basis amortization of $4.6 million, $0.9 million, $14.7 million and $4.6 million for the three and nine months ended September 30, 2005 and 2004, respectively, classified as equity in earnings of unconsolidated joint ventures on our income statements.

The following table provides details on our proportionate share of FFO for the nine months ended September 30, 2005.  Partners’ Share is our partners’ share of FFO generated by our consolidated joint ventures.  Mills’ share is our share of FFO generated by our unconsolidated joint ventures.

	Consolidated	Partners’ Share (1)	Mills’ Share (2)	Proportionate Share
Minimum rent	$342.8	$(64.5)	$96.0	$374.3
Other property revenue	193.4	(32.3)	60.2	221.3
Property operating expenses	(191.9)	35.7	(47.7)	(203.9)
Management and other fee income	13.4	28.6	(5.5)	36.5
General and administrative expenses	(38.7)	—	—	(38.7)
Cost of fee income	(16.3)	—	—	(16.3)
Non real estate depreciation	(5.1)	—	—	(5.1)
Interest expense	(142.1)	30.6	(50.1)	(161.6)
Interest income	9.0	(1.6)	0.6	8.0
Gains on land sales	18.9	(9.0)	—	9.9
Abandoned project costs	(11.0)	—	—	(11.0)
Other, net	(5.5)	(0.9)	—	(6.4)
Partners’ share of FFO from consolidated joint ventures (1)	(13.4)	13.4	—	—
Mills’ share of FFO from unconsolidated joint ventures (2)	53.5	—	(53.5)	—
Mills LP FFO	$207.0	$—	$—	$207.0

(1) Partners’ share of FFO from consolidated joint ventures:
Minority interest in earnings of consolidated joint ventures	$(5.3)
Attribution to Mills of the elimination of interest and fees	29.3
Less partners’ share of joint venture depreciation and amortization	(37.4)
	$(13.4)

(2) Mills’ share of FFO from unconsolidated joint ventures:
Equity in losses of unconsolidated joint ventures	$(2.2)
Plus amortization of Mills’ basis difference	14.7
Plus Mills’ share of joint venture depreciation and amortization	41.0
	$53.5

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Net development, leasing and financing fees:
Other fee income	$0.7	$1.3	$4.1	$2.4
Cost of fee income	(5.7)	(3.1)	(16.3)	(19.7)
Attribution to Mills of the elimination of development, leasing and financing fees*	5.8	11.4	25.1	27.8
	$0.8	$9.6	$12.9	$10.5

Other, net:
Interest income	$3.1	$3.3	$9.0	$6.3
Gains on land sales	—	0.6	18.9	4.4
Allowance for doubtful notes receivable	(4.6)	—	(4.6)	—
Other	(1.2)	(1.1)	(0.9)	(2.3)
	$(2.7)	$2.8	$22.4	$8.4

* Net of elimination of interest, management fees and other fees of $1.9 million, $1.7 million, $4.2 million and $11.3 million for the three and nine months ended September 30, 2005 and 2004, respectively.

	Consolidated	Unconsolidated Joint Ventures	Combined Total	Proportionate Share
Selected Balance Sheet Data at September 30, 2005:
Net income producing property	$4,262.5	$2,834.3	$7,096.8	$4,851.1
Cash and cash equivalents	$133.2	$75.2	$208.4	$124.1
Restricted cash	$69.2	$8.7	$77.9	$62.4
Accounts receivable, net	$180.3	$81.2	$261.5	$192.3
Notes receivable	$51.9	$2.5	$54.4	$50.2
Accounts payable and other liabilities	$341.5	$141.3	$482.8	$346.9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Supplemental data(1):
Straight line rental income(2)	$1.9	$3.0	$5.0	$6.8
Mills’ share	$0.8	$2.0	$2.7	$5.3

Amortization of below market leases	$1.3	$1.8	$5.5	$5.4
Mills’ share	$1.0	$1.7	$4.4	$5.3

Lease termination fees	$2.7	$0.5	$5.7	$9.0
Mills’ share	$2.1	$0.4	$3.7	$5.7

Amortization of fair value adjustment to acquired debt	$0.2	$0.2	$0.6	$0.6
Mills’ share	$0.2	$0.2	$0.6	$0.6

Gain on land sales	$—	$0.6	$18.9	$5.9
Mills’ share	$(0.4)	$0.3	$9.9	$3.0

(1) Includes wholly owned properties, consolidated joint ventures and unconsolidated joint ventures.

(2) Excludes write off of $4.2 million (Mills’ share of $2.4 million) changed to bad debt expense.

CONSOLIDATED JOINT VENTURES

COMBINED NET INCOME AND FUNDS FROM OPERATIONS

(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004 (1)
		(Restated)		(Restated)
Revenues:
Minimum rent	$53.8	$57.3	$155.4	$119.6
Percentage rent	0.1	0.3	0.4	0.3
Recoveries from tenants	21.0	26.5	65.2	54.9
Other property revenue	4.9	5.9	15.0	15.5
Total operating revenues	79.8	90.0	236.0	190.3

Expenses:
Recoverable from tenants	24.9	26.5	69.4	53.2
Other operating expenses (2)	10.8	8.3	21.6	15.1
Depreciation and amortization	29.5	27.2	79.5	59.5
Total operating expenses	65.2	62.0	170.5	127.8
Operating income	14.6	28.0	65.5	62.5

Other income (expense):
Interest expense	(24.1)	(24.7)	(68.3)	(51.5)
Interest income	2.2	1.4	5.8	2.1
Gain on land sales	—	0.7	18.9	4.0
Other, net	0.2	(0.2)	0.1	(0.7)

Combined net (loss) income	$(7.1)	$5.2	$22.0	$16.4

Mills’ share of net (loss) income (3)	$0.8	$4.6	$21.0	$14.8

Combined funds from operations	$22.4	$32.4	$101.5	$75.9

Mills’ share of funds from operations (3)	$16.9	$16.5	$63.1	$42.3

(1) Includes operating results of joint ventures consolidated under FIN 46 beginning April 1, 2004.

(2) Includes management and other fees.

(3) Excludes attribution to Mills of the elimination of interest and fees.

UNCONSOLIDATED JOINT VENTURES

COMBINED NET INCOME AND FUNDS FROM OPERATIONS

(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004 (1)
		(Restated)		(Restated)
Revenues:
Minimum rent	$65.2	$14.3	$192.0	$95.6
Percentage rent	2.3	0.5	4.5	0.8
Recoveries from tenants	36.1	7.3	96.6	44.6
Other property revenue	6.3	2.0	22.5	15.0
Total operating revenues	109.9	24.1	315.6	156.0

Expenses:
Recoverable from tenants	30.1	6.7	84.7	42.1
Other operating expenses (2)	9.0	1.4	22.1	10.4
Depreciation and amortization	28.5	5.6	81.3	44.4
Total operating expenses	67.6	13.7	188.1	96.9
Operating income	42.3	10.4	127.5	59.1

Other income (expense):
Interest expense	(35.3)	(9.7)	(100.0)	(51.2)
Interest income	0.5	0.2	1.3	2.6
Gain on land sales	—	—	—	1.5
Other, net	(0.1)	0.8	0.2	(0.3)

Combined net income	$7.4	$1.7	$29.0	$11.7

Mills’ equity in net income (3)	$2.5	$0.8	$12.5	$9.2

Combined funds from operations	$35.9	$7.3	$110.3	$56.1

Mills’ share of funds from operations	$17.0	$3.5	$53.6	$33.2

(1)   Includes operating results of joint ventures consolidated under FIN 46 through March 31, 2004.

(2)   Includes management and other fees.

(3)   Excludes basis amortization of $4.6 million, $0.9 million, $14.7 million and $4.6 million for the three and nine months ended September 30, 2005 and 2004, respectively.

COMBINED PORTFOLIO NET OPERATING INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(Unaudited, dollars in millions)

The following presents certain line items contained in the Supplemental Financial Data on a combined portfolio basis and does not segregate wholly owned, consolidated joint venture or unconsolidated joint venture properties. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).  Comparable includes Comparable Properties and Community Centers.  Mainstreet operations are included as comparable or noncomparable based on the property where the pushcart is located.  Noncomparable includes development projects that are open but not yet stabilized, recently acquired properties, properties undergoing redevelopment and various residual properties. Percent leased includes space leased and for which rent is being earned but excludes leases with an original term of less than one year and space being refitted for new anchor tenants.

	Comparable	Noncomparable	Total
2005:
Minimum rent	$102.8	$80.6	$183.4
Other property revenue	58.8	53.2	112.0
Property revenues	161.6	133.8	295.4
Property operating costs	56.9	52.9	109.8

Combined net operating income	$104.7	$80.9	$185.6

Mills’ Proportionate Share	$88.7	$42.2	$130.9

Management and other fees excluded	$5.4	$3.5	$8.9

Percent leased	95.5%	87.5%	92.6%

2004 (Restated):
Minimum rent	$104.0	$30.2	$134.2
Other property revenue	56.5	17.3	73.8
Property revenues	160.5	47.5	208.0
Property operating costs	50.1	16.3	66.4

Combined net operating income	$110.4	$31.2	$141.6

Mills’ Proportionate Share	$89.6	$22.9	$112.5

Management and other fees excluded	$5.3	$1.6	$6.9

Percent leased	94.6%	87.1%	92.9%

COMBINED PORTFOLIO NET OPERATING INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(Unaudited, dollars in millions)

The following presents certain line items contained in the Supplemental Financial Data on a combined portfolio basis and does not segregate wholly owned, consolidated joint venture or unconsolidated joint venture properties. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).  Comparable includes Comparable Properties and Community Centers.  Mainstreet operations are included as comparable or noncomparable based on the property where the pushcart is located.  Noncomparable include development projects that are open but not yet stabilized, recently acquired properties, properties undergoing redevelopment and various residual properties. Percent leased includes space leased and for which rent is being earned but excludes leases with an original term of less than one year and space being refitted for new anchor tenants.

	Comparable*	Noncomparable*	Total
2005:
Minimum rent	$309.8	$227.2	$537.0
Other property revenue	175.8	141.5	317.3
Property revenues	485.6	368.7	854.3
Property operating costs	159.7	128.8	288.5

Combined net operating income	$325.9	$239.9	$565.8

Mills’ Proportionate Share	$259.8	$132.3	$392.1

Management and other fees excluded	$17.5	$12.1	$29.6

Percent leased	95.5%	87.5%	92.6%

2004 (Restated):
Minimum rent	$301.8	$88.4	$390.2
Other property revenue	178.8	50.7	229.5
Property revenues	480.6	139.1	619.7
Property operating costs	150.4	43.8	194.2

Combined net operating income	$330.2	$95.3	$425.5

Mills’ Proportionate Share	$250.9	$71.3	$322.2

Management and other fees excluded	$17.0	$4.4	$21.4

Percent leased	94.6%	87.1%	92.9%

* In the third quarter, we reclassified certain operations from comparable to noncomparable NOI. For the six months ended June 30, 2005 and 2004, these operations had combined NOI of $6.6 million and $5.6 million, respectively:

•                  The Esplanade is now classified as noncomparable due to the impact hurricane Katrina has had on its service area. The Esplanade is wholly owned and located in a suburb of New Orleans, LA. The center suffered relatively minor physical damage and re-opened on October 28, 2005. Hurricane related expenses and lost rent reduced NOI for the three and nine months ended September 30, 2005, by $0.9 million, of which $0.5 million is expected to be recovered through business interruption insurance.

•                  Mainstreet operations are now classified as comparable or noncomparable based on the property where the pushcart is located. Previously, Mainstreet operations were included as comparable.

LEASE EXPIRATION SCHEDULE
Wholly Owned Properties

(Unaudited)

The following includes only wholly owned properties and summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on September 30, 2005.  Tenants occupying over 20,000 square feet are classified as anchors. Ground leases of 1.0 million square feet, tenant owned GLA of 6.1 million square feet and GLA under redevelopment of 0.3 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration	#					Average per
Year	Expiring	Square Feet	%	Annualized	%	Square Foot
Anchor Tenants
2005	6	175	3%	$2,387	5%	$13.64
2006	8	408	8%	3,385	7%	8.30
2007	7	226	4%	2,156	4%	9.54
2008	10	878	17%	6,756	14%	7.69
2009	16	878	17%	8,533	18%	9.72
2010	12	572	11%	4,404	9%	7.70
2011	8	293	6%	3,174	7%	10.83
2012	5	251	5%	1,810	4%	7.21
2013	5	232	5%	2,983	6%	12.86
2014	7	375	7%	2,395	5%	6.39
2015	1	143	3%	700	1%	4.90
After 2015	16	674	14%	9,527	20%	14.14
	101	5,105	100%	$48,210	100%	$9.44
In-line Tenants
2005	216	631	11%	$16,349	10%	$25.91
2006	257	773	14%	20,787	12%	26.89
2007	186	516	9%	14,805	9%	28.69
2008	188	493	9%	16,173	10%	32.81
2009	177	558	10%	14,877	9%	26.66
2010	148	419	8%	13,705	8%	32.71
2011	140	395	7%	13,461	8%	34.08
2012	117	311	6%	10,547	6%	33.91
2013	211	609	11%	21,849	13%	35.88
2014	112	314	6%	9,782	6%	31.15
2015	75	296	5%	8,757	5%	29.58
After 2015	51	243	4%	6,524	4%	26.85
	1,878	5,558	100%	$167,616	100%	$30.16
Total Expirations
2005	222	806	8%	$18,736	9%	$23.25
2006	265	1,181	11%	24,172	11%	20.47
2007	193	742	7%	16,961	8%	22.86
2008	198	1,371	13%	22,929	11%	16.72
2009	193	1,436	13%	23,410	11%	16.30
2010	160	991	9%	18,109	8%	18.27
2011	148	688	6%	16,635	8%	24.18
2012	122	562	5%	12,357	6%	21.99
2013	216	841	8%	24,832	11%	29.53
2014	119	689	7%	12,177	6%	17.67
2015	76	439	4%	9,457	4%	21.54
After 2015	67	917	9%	16,051	7%	17.50
	1,979	10,663	100%	$215,826	100%	$20.24

LEASE EXPIRATION SCHEDULE

Joint Venture Properties

(Unaudited)

The following includes all joint venture properties and summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on September 30, 2005.  Tenants occupying over 20,000 square feet are classified as anchors. Ground leases of 0.9 million square feet, tenant owned GLA of 8.6 million square feet and GLA under redevelopment of 0.2 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration	#					Average per
Year	Expiring	Square Feet	%	Annualized	%	Square Foot
Anchor Tenants
2005	3	62	1%	$1,126	1%	$18.16
2006	8	185	2%	2,668	2%	14.42
2007	13	347	4%	5,195	5%	14.97
2008	9	236	3%	3,150	3%	13.35
2009	28	934	10%	11,966	11%	12.81
2010	31	1,089	12%	14,114	12%	12.96
2011	12	479	5%	5,450	5%	11.38
2012	22	1,041	11%	10,161	9%	9.76
2013	21	752	8%	10,260	9%	13.64
2014	15	693	7%	7,122	6%	10.28
2015	9	376	4%	4,152	4%	11.04
After 2015	45	3,048	33%	38,205	33%	12.53
	216	9,242	100%	$113,569	100%	$12.29
In-line Tenants
2005	231	700	7%	$20,818	6%	$29.74
2006	493	1,371	14%	38,463	12%	28.05
2007	503	1,275	13%	42,951	13%	33.69
2008	384	972	9%	32,459	10%	33.39
2009	393	1,090	10%	36,313	11%	33.31
2010	360	1,035	10%	34,041	10%	32.89
2011	219	780	8%	26,119	8%	33.49
2012	184	576	6%	20,677	6%	35.90
2013	210	714	7%	26,701	8%	37.40
2014	248	761	8%	26,989	8%	35.47
2015	135	445	4%	14,247	4%	32.02
After 2015	78	378	4%	12,799	4%	33.86
	3,438	10,097	100%	$332,577	100%	$32.94
Total Expirations
2005	234	762	4%	$21,944	5%	$28.80
2006	501	1,556	8%	41,131	9%	26.43
2007	516	1,622	8%	48,146	11%	29.68
2008	393	1,208	6%	35,609	8%	29.48
2009	421	2,024	10%	48,279	11%	23.85
2010	391	2,124	11%	48,155	11%	22.67
2011	231	1,259	7%	31,569	7%	25.07
2012	206	1,617	8%	30,838	7%	19.07
2013	231	1,466	8%	36,961	8%	25.21
2014	263	1,454	8%	34,111	8%	23.46
2015	144	821	4%	18,399	4%	22.41
After 2015	123	3,426	18%	51,004	11%	14.89
	3,654	19,339	100%	$446,146	100%	$23.07

RENTAL RATES
(Unaudited, in thousands, except ratios and per square foot data)

The following compares average base rent per square foot for store openings and closings at our operating properties, excluding Community Centers. Anchor store data includes only comparable stores.  Re-leasing spreads are the difference between average base rent per square foot of space opened and that of space closed.  In-line stores data include spaces with leases of one year or greater.  Interim results are not necessarily indicative of annual results. Properties in the initial lease-up phase or undergoing redevelopment and recently acquired properties for which comparable data is not yet available are excluded as noncomparable.  Excluded properties are:

•       2005 (to September 30) – Colorado Mills, St. Louis Mills, Del Amo Fashion Center, The Esplanade, Great Mall of the Bay Area, Gwinnett Plaza, Cincinnati Mills, St. Enoch Centre, Vaughan Mills, Columbus City Center, Southdale Center and Southridge Mall.

•       2004 and 2003 – Colorado Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area, Discover Mills and Madrid Xanadú.

	Openings		Closings
	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread
In-line Stores:
2005 (to September 30)	$34.63	1,054	$30.49	1,249	$4.14	13.6%
2004	36.30	992	30.47	965	5.83	19.1%
2003	29.82	823	27.50	878	2.32	8.4%
Comparable Anchor Stores:
2005 (to September 30)	$13.39	155	$9.18	155	$4.21	45.8%
2004	13.38	282	10.25	282	3.13	30.6%
2003	17.80	76	11.19	76	6.61	59.1%

The following compares total annualized base rent for all anchor store openings and closings.

	Openings			Closings		Increase (decrease)
	Annualized Base Rent	Total Sq. Ft.		Annualized Base Rent	Total Sq. Ft.	Annualized Base Rent	Total Sq. Ft.
Total Anchor Stores (1):
2005 (to September 30)	$2,870	187		$3,543	321	$(673)	(134)
2004	9,113	756		4,713	330	4,400	426
2003	4,205	409	(2)	4,066	512	139	(103)

(1)  Excludes anchor spaces that were reconfigured into in-line specialty space.

(2)  Includes ground leases of 41,000 square feet.

AVERAGE RENTS

(Unaudited, in millions, except per square foot data)

The following presents annualized rent data for our operating properties, excluding Community Centers. Annualized amounts are based on leases in place as of September 30, 2005 for 2005 and as of December 31 for 2004 and 2003, respectively.  Ground leases and tenant owned GLA are excluded from the average rent per square foot calculation.

	Minimum Rent Plus Percentage Rent
	Total		Anchor Stores		In-line Stores
	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.

2005	$696.9	$23.55	$164.8	$11.75	$532.1	$34.18
2004	625.9	22.78	152.5	11.64	473.4	32.91
2003	451.1	20.83	129.8	11.62	321.3	30.64

IN-LINE STORE SALES
(Unaudited, dollars in millions, except per square foot data)

	Current Year	Prior Year	Change
Gross Sales per Square Foot:
For the 12 months ended September 30,
2005	$382	$348	9.8%
2004	$351	$334	5.1%
2003	$335	$325	3.1%

Gross sales per square foot includes properties that have been operating and stabilized for at least 24 months. Community Centers, development projects that are open but not yet stabilized, properties undergoing redevelopment and The Esplanade are excluded.  Recently acquired properties for which sales data is not yet available are also excluded. The analysis includes only U.S. properties.

	Current Year	Prior Year	Change
Comparable Same Space Sales:
For the nine months ended September 30,
2005	$1,562.5	$1,513.5	3.2%
2004	$1,179.9	$1,138.6	3.6%
2003	$1,081.0	$1,086.8	(0.5)%

Comparable same space sales includes tenants that have been in occupancy at least 21 months at properties located in the U.S. that we owned or had an interest in as of January 1 of the prior year. Community Centers, development projects that are open but not yet stabilized, properties undergoing redevelopment and The Esplanade are excluded as noncomparable.

	Current Year	Prior Year	Change
Comparable Same Center Sales per Square Foot:
For the 12 months ended September 30,
2005	$368	$350	5.1%
2004	$355	$334	6.3%
2003	$327	$325	0.6%

Comparable same center sales per square foot include properties located in the U.S. that we owned or had an interest in as of January 1 of the prior year. Community Centers, development projects that are open but not yet stabilized, properties undergoing redevelopment and The Esplanade are excluded as noncomparable.

OUTSTANDING DEBT - CONSOLIDATED

SEPTEMBER 30, 2005

(Unaudited, dollars in millions)

			Interest
	Outstanding Balance		Type	Annual Rate	Annual Amount	Maturity Date	Mills’ Guaranty
Wholly owned property debt:
Broward Mall (1)	$60.0		Fixed	5.34%	$3.2	3/18/09	—
Cincinnati Mills (2)	122.0	(a)	Variable	L + 185bp	6.9	2/4/07	75%
Concord Mills Marketplace	14.1	(b)	Fixed	5.76%	0.8	2/1/14	—
Cross Collateralized (3)	320.0	(a)	Variable	L + 210bp	18.7	2/10/08	—
Franklin Mills/Liberty Plaza	129.1	(b)	Fixed	7.67%	9.9	5/5/07	—
Madrid Xanadú (4)	194.5	(a)	Variable	E + 125bp	6.7	5/9/06	1%
Potomac Mills/Gurnee Mills	340.2	(b)	Fixed	7.46%	25.4	3/10/11	—
The Shops at Riverside Square	64.4	(b)	Fixed	5.77%	3.7	1/11/13	—
Sawgrass Mills/The Oasis
Mortgage	287.8	(b)	Fixed	7.18%	20.7	7/7/06	—
Mezzanine (5)	48.8	(a)	Variable	L + 309bp	3.3	7/7/06	27%
Southdale Center	186.6	(a)	Fixed	5.18%	9.7	4/1/10	—
Southridge Mall	124.0	(a)	Fixed	5.23%	6.5	4/1/12	—
Westland Mall (6)	58.8		Fixed	4.95%	2.9	2/1/11	—
Net Leased Properties	26.5	(a)	Fixed	7.96%	2.1	10/10/10	—
Net Leased Properties	20.9	(a)	Fixed	9.35%	1.9	1/10/23	—
	1,997.7				122.4
Consolidated joint venture property debt:
Arundel Mills (7)	187.0	(a)	Fixed	4.61%	8.6	6/9/10	—
Arundel Marketplace	12.1	(b)	Fixed	5.92%	0.7	1/1/14	—
The Block at Orange (8)	135.0	(a)	Fixed	6.45%	8.4	1/1/09	—
Colorado Mills (9)	170.0	(a)	Fixed	5.69%	9.7	11/12/09	—
Concord Mills	175.2	(b)	Fixed	6.13%	10.8	12/7/12	—
Discover Mills (10)
Mortgage	119.4	(a)	Variable	L + 175bp	6.7	4/7/07	100%
Mezzanine	42.6	(a)	Variable	L + 300bp	2.9	4/7/07	100%
Grapevine Mills	149.7	(b)	Fixed	6.47%	9.7	10/1/08	—
Grapevine Mills II	14.0	(b)	Fixed	8.39%	1.2	11/5/08	—
Great Mall of the Bay Area	175.0	(a)	Fixed	4.80%	8.4	9/1/08	—
Katy Mills (11)	148.0	(a)	Fixed	6.69%	9.9	1/9/13	10%
Opry Mills (12)	175.0	(a)	Fixed	3.68%	6.4	10/10/07	—
Pittsburgh Mills (13)	139.7	(a)	Variable	L + 165bp	7.6	2/27/08	100%
St. Louis Mills (14)	140.6	(a)	Variable	L + 195bp	8.0	5/13/06	100%
	1,783.3				99.0
Other:
Line of credit (15)	432.0	(a)	Variable	L + 118bp	21.3	12/15/07	100%
Term loan (16)	200.0	(a)	Variable	L + 118bp	9.9	12/15/07	100%
Mainstreet	6.6		Fixed	8.10%	0.5	7/21/10	100%
	638.6				31.7
	$4,419.6				$253.1

	Wholly Owned	Joint Ventures	Corporate and Other	Consolidated
Remaining principal payments:
2005	$2.7	$1.0	$0.4	$4.1
2006	539.8	145.3	1.4	686.5
2007	256.4	342.0	633.3	1,231.7
2008	328.7	478.7	1.4	808.8
2009	61.4	310.6	1.4	373.4
Thereafter	808.7	505.7	0.7	1,315.1
	$1,997.7	$1,783.3	$638.6	$4,419.6

L = one month LIBOR (London Interbank Offered Rate), which was 3.75% at September 30, 2005.

E = three month EURIBOR (Euro Interbank Offered Rate), which was 2.18% at September 30, 2005.

P = daily prime, which was 6.75% at September 30, 2005.

bp = basis points.

DSC = debt service coverage.

(a)           Interest-only through maturity.

(b)           Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)           The mortgage was assumed upon acquisition of the property and adjusted to fair market value upon acquisition, resulting in an effective interest rate of 5.34%.  Principal payments of $2.0 million are due annually in March through 2008 and a balloon payment due at maturity.

(2)           This is a construction loan with a total $122.0 million commitment. An interest rate swap fixes the interest rate at 5.88% on a notional amount of $57.0 million through October 2006. The basis point spread may be reduced to 170 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2 and to 150 when additional milestones are met and a DSC ratio of 1.35 is attained.  The stated maturity is February 2007, but the agreement provides for two one-year extensions.  When certain occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 are achieved, Mills’ guaranty is reduced to 50%, 30% and 10%, respectively.

(3)           The mortgage is cross collateralized by Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.  The loan agreement contains a LIBOR floor of 1.75% on a notional amount of $75.0 million.  The stated maturity is February 2006 but Mills intends to exercise its two one-year extension options.

(4)           The construction loan is denominated in Euros and has a total commitment of $232.5 million (€193.0 million) comprised of a $198.8 million construction loan and a $33.7 million loan for VAT (€165.0 million construction loan and €28.0 million for VAT).  The loan is scheduled to mature in May 2006 but the agreement provides for two one-year extensions.  Exercise of an extension option is subject to satisfying a variety of conditions including partial repayment, DSC ratio and loan-to-value levels.  An interest rate swap fixes the interest rate at 2.16% on a notional amount of $138.5 million (€115.0 million) through maturity.

(5)           In March 2005, the mezzanine loan was refinanced with an initial advance of $40.0 million that paid off the existing mezzanine loan. The new loan has a total commitment of $73.8 million. The interest rate on the initial advance of $40.0 million is LIBOR plus 3.50%, while any additional proceeds bear interest at LIBOR plus 2.00%.

(6)           The mortgage is interest only through February 2007 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(7)           Provided certain conditions are met, an additional $40.0 million in mezzanine debt may be borrowed.

(8)           The stated maturity is January 2006, but Mills intends to exercise its three one-year extension options.  Through April 2006, two interest rate swaps fix the rate at 6.67% and 5.69% on varying notional amounts, which total the outstanding balance of the mortgage.  An interest rate swap fixes the interest rate at 5.69% on a notional amount of $135.0 million from May 2006 through the extended maturity.

(9)           The stated maturity is November 2007 but Mills intends to exercise its two one-year extension options.  On a notional amount of $170.0 million of the mortgage loan, a stepped interest rate swap fixes the interest rate at 5.23% through November 2005, 5.76% from November 2005 through November 2006, 5.98% from November 2006 through November 2007, 6.12% from November 2007 through November 2008, and 6.21% from November 2008 through maturity.

(10)         The loans have a stated maturity date of April 2007 with a one-year extension option.  On a notional amount of $110.5 million of the mortgage loan, interest rate swaps fix the interest rate at 5.04% through March 2006 and 6.28% from April 2006 through maturity.  On a notional amount of $39.5 million of the mezzanine loan, interest rate swaps fix the interest rate at 6.29% through March 2006 and 7.53% from April 2006 through maturity.  The loans are fully guaranteed by Mills.  The guaranty on the mortgage loan may be reduced to 50% and 25%, respectively, when a DSC ratio of 1.45 and 1.75 is attained and the project meets certain leasing and occupancy requirements.

(11)         The mortgage is interest only through January 2008 and will amortize on a 25-year schedule thereafter with a balloon payment due at maturity.

(12)         The stated maturity was October 2005, but we exercised one of our two one-year extension options and intend to exercise the second one next year. An interest rate swap fixes the interest rate at 3.68% on a notional amount of $175.0 million through the extended maturity. Provided certain terms and conditions are met, an additional $25.0 million may be borrowed.

(13)         The stated maturity is February 2008, but the agreement provides for two one-year extension options.   The basis point spread can be reduced to 150 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 135 when additional milestones are met along with achieving a DSC ratio of 1.45.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.0, 1.25, 1.4 and 1.5 achieved, Mills’ guaranty is reduced to 50%, 30%, 20% and 10%, respectively.

(14)         The stated maturity is May 2006, but the agreement provides for two one-year extension options.  Interest rate swaps fix the interest rate at 4.36% on a notional amount of $55.0 million and 4.15% on a notional amount of $55.0 million through October 2005 and from November 2005 through April 2006 on a notional amount of $110.0 million at 5.80%.  The basis point spread can be reduced to 175 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2.  The basis point spread may be reduced to 155 when additional milestones are met along with achieving a DSC ratio of 1.35.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, Mills’ guaranty is reduced to 50%, 30% and 10%, respectively.

(15)         The total revolving credit commitment is $1.0 billion. Funds availability is subject to certain performance measures and restrictive covenants.  Subject to certain leverage tests, the line bears interest at a variable rate ranging from 95 to 145 basis points over the applicable rate: LIBOR for U.S. dollar denominated borrowings and EURIBOR for euro denominated borrowings.  Also subject to certain leverage tests, the agreement provides for a facility fee rate ranging from 20 to 25 basis points charged on outstanding borrowings.  At September 30, 2005, the available balance was $552.4 million (net of letters of credit totaling $15.6 million), and the interest rate spread was 118 basis points.  The line is scheduled to expire in December 2007 but contains a one-year extension option.

(16)         Subject to certain leverage tests, the loan bears interest at a variable rate ranging from 95 to 145 basis points over LIBOR.  The loan is scheduled to mature in December 2007, but contains a one-year extension option.

OUTSTANDING DEBT OF UNCONSOLIDATED JOINT VENTURES

SEPTEMBER 30, 2005

(Unaudited, dollars in millions)

			Interest
	Balance		Rate Type	Annual Rate	Annual Amount	Maturity Date	Mills’ Guaranty
Permanent Loans:
Arizona Mills	$139.8	(b)	Fixed	7.90%	$11.0	10/5/10	—
Briarwood Mall (1)	196.0		Fixed	4.48%	8.8	11/1/09	—
Gwinnett/Cobb (2)	225.0	(b)	Fixed	7.36%	16.6	4/1/07	—
Del Amo Fashion Center (3)	316.0	(a)	Variable	L + 195bp	18.0	1/10/08	8%
The Falls	148.2	(a)	Fixed	4.34%	6.4	11/1/09	—
Hilltop Mall	64.4	(a)	Fixed	4.99%	3.2	7/8/12	—
Lakeforest Mall	141.1	(a)	Fixed	4.90%	6.9	7/8/10	—
Marley Station	114.4	(a)	Fixed	4.89%	5.6	7/1/12	—
Meadowood Mall (4)	182.0	(a)	Variable	L + 87bp	7.8	11/1/09	—
Ontario Mills	133.2	(b)	Fixed	6.75%	9.0	12/1/08	—
Ontario Mills II	10.1	(b)	Fixed	8.01%	.8	1/5/09	—
St. Enoch (5)	335.8	(a)	Fixed	5.53%	18.6	4/23/12	—
Stoneridge Mall (6)	293.8	(a)	Variable	L + 95bp	13.7	11/1/09	—
Tuttle Crossing (7)	120.0		Fixed	5.05%	6.1	11/5/13	—
	2,419.8				132.5

Construction Loans:
Vaughan Mills (8)	158.7	(a)	Variable	C+225bp	8.1	3/4/06	50%

Other:
FoodBrand capital leases (9)	13.5		Fixed	4.5 - 12.2%	0.8	Various	60%
FoodBrand line of credit (10)	6.5	(a)	Variable	P – 50bp	0.4	8/31/08	60%
	20.0				1.2
Totals	$2,598.5				$141.8

Remaining principal payments:
2005	$3.3
2006	178.3
2007	231.1
2008	451.7
2009	830.0
Thereafter	904.1
$2,598.5

L = one month LIBOR (London Interbank Offered Rate), which was 3.75% at September 30, 2005.

E = three month EURIBOR (Euro Interbank Offered Rate), which was 2.18% at September 30, 2005.

C = one month CDOR (Canadian Dollar Offered Rate), which was 2.87% at September 30, 2005.

P = daily prime, which was 6.75% at September 30, 2005.

bp = basis points.

DSC = debt service coverage.

(a)           Interest-only through maturity.

(b)           Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)           Of the total loan, $192.4 million is interest only through maturity.  The remainder amortizes on a 5-year schedule through July 2009.

(2)           The principal is evidenced by two fixed rate loans bearing interest at 7.54% and 7.25%.  The loans are cross collateralized.

(3)           The loan provides the ability to draw up to an additional $134.0 million in redevelopment financing and has a stated maturity of January 2008 with two one-year extension options.

(4)           An interest rate swap fixes the interest rate at 4.08% on a notional amount of $109.2 million through November 2007.

(5)           The loan is denominated in British pounds (£190.0 million at September 30, 2005).

(6)           An interest rate swap fixes the interest rate at 4.63% on a notional amount of $176.3 million through maturity.

(7)           The mortgage is interest only through November 2006 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(8)           The construction loan is denominated in Canadian dollars and has a total commitment of $162.3 million (C$190.0 million). Its stated maturity is March 2006 with a one-year extension option.  The basis point spread can be reduced to 200 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 175 when additional milestones are met along with achieving a DSC ratio of 1.40.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, Mills’ guaranty is reduced to 25%, 15% and 5%, respectively.

(9)           The maturities for the capital leases range from October 2005 through June 2009.

(10)         The total commitment on the line of credit is $10.0 million, which is available subject to certain performance measures and restrictive covenants.

CAPITAL EXPENDITURES FOR OPERATING PROPERTIES

(Unaudited, in thousands, except per square foot data)

Capital expenditures for operating properties that have permanent financing, including our proportionate share of joint venture expenditures, are summarized below.  The recurring non-tenant category includes capital expenditures that are neither tenant related nor recoverable from tenants.  Recurring tenant and revenue enhancing categories are comprised of tenant specific capital expenditures including tenant improvements, tenant allowances and capitalized leasing costs.  Work in progress consists of construction in progress, which when complete, will be classified in either the recurring tenant or the revenue enhancing category.  Expenditures relating to expansion, redevelopment or development projects are excluded from this summary.

Twelve Months Ended September 30, 2005

Recurring Non-Tenant Capital Expenditures
Costs	$97
Per Square Foot (1)	—

Recurring Tenant Improvement/Leasing Costs
Costs	$6,558
Per Square Foot Improved (2)	10.51
Per Square Foot (1)	0.22

Total Recurring Costs
Costs	$6,656
Per Square Foot (1)	0.22

Revenue Enhancing Improvements/Leasing Costs
Costs	$46,394
Per Square Foot Improved (3)	18.67
Per Square Foot (1)	1.55

Work in Process
Cumulative Improved Costs	$9,763

(1)           Based on total GLA of the properties.

(2)           Based on total GLA of all recurring store openings including spaces requiring no expenditures.

(3)           Based on total GLA of all non-recurring store openings.

KEY FINANCIAL RATIOS

(Unaudited, dollars in millions, except per share and unit data)

	As of and for the Twelve Months Ended September 30,
	2005		2004
COVERAGE RATIOS:
Interest coverage ratio (EBITDA/interest expense)	2.7		3.9
Fixed charge ratio (EBITDA/interest expense, preferred unit distributions and loan principal amortization)	1.9		2.6

LEVERAGE RATIO:
Debt to market capitalization	52.0%		45.3%

PAYOUT RATIOS:
Distributions paid on common equity	$157.8		$148.4
Mills LP FFO available to common unit holders	$231.2		$257.8
Mills LP AFFO available to common unit holders	$224.5		$247.2
Mills LP FFO payout ratio	68.0%		57.6%
Mills LP AFFO payout ratio	70.0%		60.0%

DEBT INDICATORS:
Weighted average maturity	3.5	yrs	4.0	yrs
Weighted average interest rate	5.7%		5.6%
Fixed rate debt percentage	66.4%		62.6%
Fixed rate debt percentage, including swaps in place through December 31	68.6%		75.1%

MARKET CAPITALIZATION:
Common units outstanding at the end of the period (in thousands)	64,877		64,610
TMC stock price at the end of the period*	$55.08		$51.87
	3,573.4		3,351.3
Series B Cumulative Redeemable Preferred Stock	107.5		107.5
Series C Cumulative Redeemable Preferred Stock	87.5		87.5
Series D Cumulative Redeemable Preferred Units	10.0		10.0
Series E Cumulative Redeemable Preferred Stock	213.6		213.6
Series F Convertible Cumulative Redeemable Preferred Stock	316.3		316.3
Series G Cumulative Redeemable Preferred Stock	230.0		—
Equity market capitalization (a)	$4,538.3		$4,086.2
Wholly owned debt	$2,636.3		$2,024.4
Proportionate share of joint venture debt	2,276.9		1,178.8
Debt at the end of the period (b)	$4,913.2		$3,203.2
Market capitalization (a) + (b)	$9,451.5		$7,289.4

INTEREST EXPENSE:
Consolidated interest expense	$184.9		$129.0
Deduct consolidated loan cost amortization	(16.7)		(9.2)
Add (deduct) our partners’ share of consolidated joint venture items:
Interest expense	(42.5)		(25.3)
Loan cost amortization	3.4		1.2
Add (deduct) our share of unconsolidated joint venture items:
Interest expense	61.3		47.2
Loan cost amortization	(5.7)		(2.2)
Interest expense excluding loan cost amortization	$184.7		$140.7

Note: Ratios include our proportionate share of consolidated and unconsolidated joint ventures. Earnings measures are presented for Mills LP. See Attachment I for reconciliation of non-GAAP measures.

* TMC stock price as of the close of business on November 7, 2005, was $44.08.

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

Our press release and this Supplemental Information package present certain non-GAAP financial measures, which we believe provide useful information to investors in analyzing our performance, financial condition and results of operations relative to other Real Estate Investment Trusts, or REITs.  These measures include:

•              Funds from Operations (“FFO”);

•              Adjusted Funds from Operations (“AFFO”);

•              Net Operating Income (“NOI”); and

•              Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).

Although these measures are different from one another, we believe income from continuing operations is the most comparable GAAP measure for FFO, AFFO and EBITDA; while operating income, a component of income from continuing operations, is the most comparable GAAP measure for NOI. Further discussion of these measures follows.

Funds from operations: FFO is a recognized metric used in the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result the concept of FFO was created by NAREIT. As defined by NAREIT, FFO is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis”.

For management analysis purposes, we adjust the NAREIT defined FFO to exclude the effects of foreign currency exchange rate fluctuations that are reflected in net income and arise primarily through the re-measurement process of translating foreign investment and advance accounts for inclusion in our U.S. dollar financial statements. Although we believe this adjustment presents FFO on a more comparable basis to FFO presented by other REITs, it is important to realize that our FFO computation may be significantly different from that used by other REITs and may, in fact, not be comparable.

TMC conducts all of its operations through Mills LP.  In addition, if initiated by a holder of Mills LP units, the minority interest in Mills LP is exchangeable in specified circumstances for either, in TMC’s sole discretion, cash or shares of its common stock on a one-for-one basis.  Management uses FFO to measure operating performance of our business and as one of several criteria to determine performance based bonuses.  We offer this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income or net income per share.

The following reconciles income from continuing operations, which is considered by management to be the most comparable GAAP measure, to FFO. We urge the users of our financial statements, including investors and potential investors in our securities, to carefully review the following reconciliations.

FUNDS FROM OPERATIONS

(Unaudited, in millions, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Consolidated:
TMC (loss) income from continuing operations	$(15.1)	$62.3	$(4.2)	$135.8
Add (deduct) consolidated items:
Depreciation and amortization	67.6	55.7	188.5	138.2
Foreign currency exchange losses (gains)	0.2	(4.9)	26.9	2.5
Gains on sales of joint venture interests	—	(39.6)	—	(84.0)
Deduct our partners’ share of depreciation and amortization from consolidated joint ventures	(13.5)	(12.8)	(37.4)	(29.0)
Add our share of depreciation and amortization from unconsolidated joint ventures	14.3	3.3	41.0	25.0
Mills LP minority interest share of above adjustments	(9.2)	(0.2)	(29.7)	(7.1)
TMC FFO	44.3	63.8	185.1	181.4
Add minority interest reflected as common equity in Mills LP	4.3	11.3	21.9	30.4
Mills LP FFO	48.6	75.1	207.0	211.8
Less preferred unit distributions	(19.1)	(11.6)	(51.2)	(30.1)
FFO available to Mills LP common unit holders	$29.5	$63.5	$155.8	$181.7

Consolidated Joint Ventures:
Net (loss) income	$(7.1)	$5.2	$22.0	$16.4
Add depreciation and amortization	29.5	27.2	79.5	59.5
FFO	$22.4	$32.4	$101.5	$75.9

Unconsolidated Joint Ventures:
Net income (loss)	$7.4	$1.7	$29.0	$11.7
Add depreciation and amortization	28.5	5.6	81.3	44.4
FFO	$35.9	$7.3	$110.3	$56.1

FUNDS FROM OPERATIONS

(Unaudited, in millions)

	Three Months Ended				12 Months Ended
	12/31/04	3/31/05	6/30/05	9/30/05	9/30/05
TMC income (loss) from continuing operations	$54.0	$10.6	$0.3	$(15.1)	$49.8
Add (deduct) consolidated items:
Depreciation and amortization	56.5	54.0	66.9	67.6	245.0
Foreign currency exchange (gains) losses	(17.7)	11.1	15.6	0.2	9.2
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(18.4)	(12.7)	(11.2)	(13.5)	(55.8)
Add our share of depreciation and amortization from unconsolidated joint ventures	8.4	12.9	13.8	14.3	49.4
Mills LP minority interest share of above adjustments	(3.4)	(9.1)	(11.4)	(9.2)	(33.1)
TMC FFO	79.4	66.8	74.0	44.3	264.5
Minority interest reflected as common equity in Mills LP	10.7	8.6	9.0	4.3	32.6
Mills LP FFO	90.1	75.4	83.0	48.6	297.1
Less preferred unit distributions	(14.7)	(14.9)	(17.2)	(19.1)	(65.9)
FFO available to Mills LP common unit holders	$75.4	$60.5	$65.8	$29.5	$231.2

	Three Months Ended				12 Months Ended
	12/31/03*	3/31/04*	6/30/04*	9/30/04*	9/30/04*
TMC income from continuing operations	$33.9	$44.2	$29.3	$62.3	$169.7
Add (deduct) consolidated items:
Depreciation and amortization	30.7	25.7	56.8	55.7	168.9
Foreign currency exchange (gains) losses	(13.7)	5.0	2.4	(4.9)	(11.2)
Gains on sales of joint venture interests	(0.7)	(35.9)	(8.5)	(39.6)	(84.7)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	—	—	(16.2)	(12.8)	(29.0)
Add depreciation and amortization from our share of unconsolidated joint ventures	21.0	19.5	2.2	3.3	46.0
Mills LP minority interest share of above adjustments	(7.3)	(2.1)	(4.8)	(0.2)	(14.4)
TMC FFO	63.9	56.4	61.2	63.8	245.3
Minority interest reflected as common equity in Mills LP	21.3	9.8	9.3	11.3	51.7
Mills LP FFO	85.2	66.2	70.5	75.1	297.0
Less preferred unit distributions	(9.1)	(9.2)	(9.3)	(11.6)	(39.2)
FFO available to Mills LP common unit holders	$76.1	$57.0	$61.2	$63.5	$257.8

* Restated

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited, in millions)

Adjusted funds from operations:  AFFO is FFO reflecting the impact of our proportionate share of recurring capital expenditures of operating properties. We believe our AFFO is an important performance measure for an equity REIT as it offers an indication of a REIT’s ability to incur and service debt; to fund required distributions; and to provide for other cash needs. Most equity REITs provide AFFO information to the investment community and so it is also a useful measure in comparisons to other equity REITs.  However, our method of calculating AFFO may be different from methods used by other REITs and may not be comparable to other REITs. Income from continuing operations is considered by management to be the most comparable GAAP measure relative to AFFO.  Reconciliations between the two measures follow.

	Three Months Ended				12 Months Ended
	12/31/04	3/31/05	6/30/05	9/30/05	9/30/05
TMC income (loss) from continuing operations	$54.0	$10.6	$0.3	$(15.1)	$49.8
Add (deduct) consolidated items:
Depreciation and amortization	56.5	54.0	66.9	67.6	245.0
Foreign currency exchange (gains) losses	(17.7)	11.1	15.6	0.2	9.2
Deduct recurring capital expenditures	(0.8)	(2.1)	(3.1)	(0.7)	(6.7)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(18.4)	(12.7)	(11.2)	(13.5)	(55.8)
Add our share of depreciation and amortization from unconsolidated joint ventures	8.4	12.9	13.8	14.3	49.4
Mills LP minority interest share of above adjustments	(3.3)	(8.8)	(11.0)	(9.1)	(32.2)
TMC AFFO	78.7	65.0	71.3	43.7	258.7
Minority interest reflected as common equity in Mills LP	10.6	8.3	8.6	4.2	31.7
Mills LP AFFO	89.3	73.3	79.9	47.9	290.4
Less preferred unit distributions	(14.7)	(14.9)	(17.2)	(19.1)	(65.9)
AFFO available to Mills LP common unit holders	$74.6	$58.4	$62.7	$28.8	$224.5

	Three Months Ended				12 Months Ended
	12/31/03*	3/31/04*	6/30/04*	9/30/04*	9/30/04*
TMC income from continuing operations	$33.9	$44.2	$29.3	$62.3	$169.7
Add (deduct) consolidated items:
Depreciation and amortization	30.7	25.7	56.8	55.7	168.9
Foreign currency exchange (gains) losses	(13.7)	5.0	2.4	(4.9)	(11.2)
Gains on sales of joint venture interests	(0.7)	(35.9)	(8.5)	(39.6)	(84.7)
Deduct recurring capital expenditures	(3.8)	(2.9)	(2.9)	(1.1)	(10.7)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	—	—	(16.2)	(12.8)	(29.0)
Add our share of depreciation and amortization from unconsolidated joint ventures	21.0	19.5	2.2	3.3	46.0
Mills LP minority interest share of above adjustments	(6.5)	(1.6)	(4.3)	(0.1)	(12.5)
TMC AFFO	60.9	54.0	58.8	62.8	236.5
Minority interest reflected as common equity in Mills LP	20.5	9.3	8.9	11.2	49.9
Mills LP AFFO	81.4	63.3	67.7	74.0	286.4
Less preferred unit distributions	(9.1)	(9.2)	(9.3)	(11.6)	(39.2)
AFFO available to Mills LP common unit holders	$72.3	$54.1	$58.4	$62.4	$247.2

* Restated

NET OPERATING INCOME

(Unaudited, in millions)

Net operating income:  NOI is defined as revenues from minimum rent, percentage rent, recoveries from tenants and other property revenue less recoverable expenses and other property expenses. Other property expenses include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of its properties and the value of its real estate assets. We believe NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI measures presented by us may not be comparable to other similarly titled measures of other companies. Operating income, a component of income from continuing operations, is considered by management to be the most comparable GAAP measure relative to NOI. Reconciliations between operating income and NOI follow.

	Consolidated	Unconsolidated Joint Ventures	Eliminations	Combined Portfolio
Three months ended September 30, 2005:
Operating income	$31.6	$42.3	$—	$73.9
Add (deduct):
Depreciation and amortization	64.7	28.5	—	93.2
General and administrative	13.9	—	—	13.9
Cost of fees	5.7	—	—	5.7
Fee income	(3.3)	—	—	(3.3)
Retail and fee elimination	—	3.1	(0.9)	2.2
NOI	$112.6	$73.9	$(0.9)	$185.6

Three months ended September 30, 2004*:
Operating income	$59.2	$10.4	$—	$69.6
Add (deduct):
Depreciation and amortization	55.3	5.6	—	60.9
General and administrative	8.9	—	—	8.9
Cost of fees	3.1	—	—	3.1
Fee income	(1.9)	—	—	(1.9)
Retail and fee elimination	—	0.5	0.5	1.0
NOI	$124.6	$16.5	$0.5	$141.6

Nine months ended September 30, 2005:
Operating income	$123.8	$127.5	$—	$251.3
Add (deduct):
Depreciation and amortization	178.9	81.3	—	260.2
General and administrative	38.7	—	—	38.7
Cost of fees	16.3	—	—	16.3
Fee income	(13.4)	—	—	(13.4)
Retail and fee elimination	—	11.1	1.6	12.7
NOI	$344.3	$219.9	$1.6	$565.8

Nine months ended September 30, 2004*:
Operating income	$140.7	$59.1	$—	$199.8
Add (deduct):
Depreciation and amortization	137.1	44.4	—	181.5
General and administrative	26.1	—	—	26.1
Cost of fees	19.7	—	—	19.7
Fee income	(7.4)	—	—	(7.4)
Retail and fee elimination	—	5.8	—	5.8
NOI	$316.2	$109.3	$—	$425.5

* Restated

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Consolidated joint ventures:
Operating income	$14.6	$28.0	$65.5	$62.5
Add:
Depreciation and amortization	29.5	27.2	79.5	59.5
Fee elimination	3.1	3.6	9.6	7.5
NOI	$47.2	$58.8	$154.6	$129.5

Unconsolidated joint ventures:
Operating income	$42.3	$10.4	$127.5	$59.1
Add:
Depreciation and amortization	28.5	5.6	81.3	44.4
Fee elimination	3.1	0.5	11.1	5.8
NOI	$73.9	$16.5	$219.9	$109.3

EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION
(Unaudited, in millions)

Earnings Before Interest, Income Taxes, Depreciation and Amortization:  EBITDA is defined as income from continuing operations plus interest expense (including loan cost amortization and loss on debt extinguishments), income taxes and depreciation and amortization, including only our proportionate share of these items associated with our joint ventures.  Management uses EBITDA as a performance measure and believes it offers a further tool in evaluating a REIT’s ability to incur and service debt, fund required distributions and provide for other cash needs. EBITDA is not intended to represent cash flow from operations as defined by GAAP. It is not indicative of cash available to fund all cash flow needs and liquidity, and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance. EBITDA measures presented by us may not be comparable to other similarly titled measures of other companies.  Income from continuing operations is considered by management to be the most comparable GAAP measure relative to EBITDA. Reconciliations between the two measures follow.

	Three Months Ended				12 Months Ended
	12/31/04	3/31/05	6/30/05	9/30/05	9/30/05
TMC income (loss) from continuing operations	$54.0	$10.6	$0.3	$(15.1)	$49.8

Add (deduct) consolidated items:	.
Depreciation and amortization	58.0	55.7	68.6	69.3	251.6
Interest expense	42.8	45.2	46.0	50.9	184.9
Loss on debt extinguishments	4.1	0.1	—	—	4.2
Deduct partners’ share of consolidated joint venture items:
Depreciation and amortization	(18.4)	(12.7)	(11.2)	(13.5)	(55.8)
Interest expense	(12.2)	(10.9)	(10.0)	(9.4)	(42.5)
Loss on debt extinguishments	(2.5)	—	—	—	(2.5)
Add our share of unconsolidated joint venture items:
Depreciation and amortization	8.4	12.9	13.8	14.3	49.4
Interest expense	11.3	15.6	16.8	17.6	61.3
Loss on debt extinguishments	—	—	0.4	—	0.4
Minority interest share of above adjustments	(10.7)	(14.7)	(16.7)	(17.4)	(59.5)
TMC EBITDA	134.8	101.8	108.0	96.7	441.3
Minority interest reflected as common equity in Mills LP	17.9	14.2	14.3	12.5	58.9
Mills LP EBITDA	$152.7	$116.0	$122.3	$109.2	$500.2

	Three Months Ended				12 Months Ended
	12/31/03*	3/31/04*	6/30/04*	9/30/04*	9/30/04
TMC income from continuing operations	$33.9	$44.2	$29.3	$62.3	$169.7
Add (deduct) consolidated items:
Depreciation and amortization	31.6	27.3	58.0	56.2	173.1
Interest expense	23.3	21.4	43.2	41.1	129.0
Deduct partners’ share of consolidated joint venture items:
Depreciation and amortization	—	—	(16.2)	(12.8)	(29.0)
Interest expense	—	—	(13.1)	(12.2)	(25.3)
Add our share of unconsolidated joint venture items:
Depreciation and amortization	21.0	19.5	2.2	3.3	46.0
Interest expense	20.0	18.3	4.1	4.8	47.2
Loss on debt extinguishments	0.1	—	—	—	0.1
Minority interest share of above adjustments	(18.7)	(12.5)	(10.2)	(11.5)	(52.9)
TMC EBITDA	111.2	118.2	97.3	131.2	457.9
Minority interest reflected as common equity in Mills LP	32.5	20.2	14.7	22.7	90.1
Mills LP EBITDA	$143.7	$138.4	$112.0	$153.9	$548.0

*Restated

Other Definitions and Terms

Comparable Properties:  Comparable Properties are generally defined as properties that we owned and that had stabilized operations for at least the prior 24 month period and where a comparison from the prior period to the current period is meaningful.  Mainstreet operations are included as comparable or noncomparable based on the property where the pushcart is located.  Unless otherwise noted, Comparable Properties and comparable Community Centers include the following:

2005 compared to 2004 – Arizona Mills, Arundel Mills, The Block at Orange, Broward Mall, Concord Mills, Discover Mills, Dover Mall, Franklin Mills, Galleria at White Plains, Grapevine Mills, Gurnee Mills, Katy Mills, Madrid Xanadú, Northpark Mall, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Shops at Riverside Square, Town Center at Cobb and Westland Mall. Comparable Community Centers include Arundel Marketplace, Concord Mills Marketplace and Liberty Plaza.

2004 compared to 2003 – Arizona Mills, Arundel Mills, The Block at Orange, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Shops at Riverside Square. Comparable Community Centers include Arundel Marketplace, Concord Mills Marketplace and Liberty Plaza.

2003 compared to 2002 – Arizona Mills, The Block at Orange, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills and Sawgrass Mills. Comparable Community Centers include Concord Mills Marketplace and Liberty Plaza.

Proportionate Share: For joint ventures without promoted capital structures, our proportionate share is computed using our capital contribution percentage. For joint ventures with promoted structures, the percentage used is dependent on the item being measured. In the case of projects in development, our share is based on the capital contribution percentage. For other balance sheet items, including capital projects and expenditures at operating properties and debt, our share is based on the 12 month average hypothetical liquidation at book value percentage. For income statement items, our share is based on the year to date hypothetical liquidation at book value percentage for the period presented.